EXHIBIT J


                        SUPPLEMENTARY PURCHASE AGREEMENT


         This SUPPLEMENTARY PURCHASE AGREEMENT, dated as of June 12, 1998 (the "Agreement"), is entered into by and among (i) First Virtual Holdings Incorporated, a Delaware corporation (the "Company"), and (ii) SOFTBANK Technology Ventures IV L.P., a Delaware limited partnership and SOFTBANK Holdings Inc., a Delaware corporation (each a "Purchaser" and, collectively, the "Purchasers").

         WHEREAS, on April 30, 1998, the Company entered into a Purchase Agreement with certain of the Purchasers providing for a sale (the "Offering") of shares of its Common Stock to such Purchasers (the "Original Agreement").

         WHEREAS, the Company and the Purchasers desire to increase the number of shares of Common Stock to be issued and sold by the Company in the Offering by an additional 625,000 shares (the "Shares").

         NOW, THEREFORE, the parties hereto agree as follows:

1.  Purchase and Sale

         (a) Upon the terms and subject to the conditions of this Agreement, each Purchaser, severally and not jointly, will purchase, and the Company will issue and sell to each Purchaser, the number of Shares set forth opposite such Purchaser's name on Exhibit A hereto against payment to the Company of the purchase price of $1.20 per Share. The consummation of such purchase and sale (the "Closing") shall occur at the offices of Sullivan & Cromwell, 444 South Flower Street, Los Angeles, CA 90071 at 9:00 A.M. on the first business day following the satisfaction or waiver of the conditions set forth in Sections 5 and 6 hereof, or at such other time and date as the Purchasers and the Company mutually agree (the "Closing Date").

         (b) At the Closing, the Company shall deliver to each Purchaser a stock certificate representing the number of Shares to be purchased by such Purchaser as set forth on Exhibit A against payment to the Company by wire transfer of the purchase price therefor in immediately available funds.

2.  Representations and Warranties of the Company

         The representations and warranties of the Company contained in Sections 2(a), (c), (e), (f), (g), (h), (j) and (l) of the Purchase Agreement dated April 30, 1998 between the Company and the Purchasers (the "Original Agreement") are incorporated herein by reference. In addition, the Company represents and warrants to the Purchasers as follows:

         (a) Execution, Delivery and Performance. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. The Board of Directors of the Company has unanimously approved this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

         (b) Shares. All outstanding shares of the Company's capital stock have been and, when issued and delivered in accordance with the terms of this Agreement, the Shares will be, duly and validly authorized and issued and fully paid and non-assessable.

         (c) No Conflict. The execution and delivery of this Agreement and the performance of the Company's obligations hereunder will not (a) violate or be in conflict with (i) any provision of law, (ii) any order, rule or regulation of any court or other governmental agency or authority binding on the Company or
(iii) any provision of the Certificate of Incorporation or By-Laws of the Company, (b) violate, be in conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under any material indenture, agreement, lease or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound, or (c) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties or assets.

         (d) Consents, etc. No consent, approval or authorization of or declaration or filing with any governmental authority or other persons or entities on the part of the Company is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby other than the approval by the holders of a majority of the Company's outstanding shares of Common Stock of the issuance and sale of the Shares contemplated by Section 4(a) hereof, except as otherwise contemplated by this agreement.

         (e) Finders. There is no investment banker, broker, finder, consultant or similar intermediary that has been retained by, or is authorized to act on behalf of the Company who is entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.


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


3. Representations and Warranties of the Purchasers

         Each Purchaser, severally but not jointly, represents and warrants to the Company as follows:

         (a) Investment Representations.

         (i) Such Purchaser is acquiring the Shares and will acquire any Underlying Shares for its own account for investment and not with a view to distribution.

         (ii) Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933 (the "Securities Act").

         (iii) Such Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.

         (iv) Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

         (v) Such Purchaser understands and acknowledges that (i) the Shares are being offered and sold to it without registration under the Securities Act by reason of reliance upon certain exemptions therefrom and (ii) the availability of such exemptions, depends in part on, the foregoing representations set forth in this Section 3(a).

         (b) Execution, Delivery and Performance. Such Purchaser has the corporate or partnership, if applicable, power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes a valid and binding agreement of such Purchaser enforceable against it in accordance with its terms.

         (c) Consents, etc. No consent, approval or authorization of or declaration or filing with any governmental authority or other persons or entities on the part of such Purchaser is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

         (d) Finders. There is no investment banker, broker, finder, consultant or similar intermediary that has been retained by, or is authorized to act on behalf of, such Purchaser who is entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.


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


4. Covenants

         (a) Meeting of the Company Stockholders. The Company shall take all customary actions in accordance with applicable law and its Certificate of Incorporation and By-Laws to seek stockholder approval by the holders of a majority of the outstanding shares of Common Stock at the annual meeting of stockholders to be held on or before June 30, 1998 (the "Annual Meeting") of the issuance and sale of the Shares.

         (b) Fulfillment of Conditions. Each of the Company and each Purchaser shall use reasonable efforts to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with or fulfilled on its part prior to or at the Closing Date.

         (c) Further Assurances. The Company shall use its reasonable efforts at any time and from time to time prior to, at and after the Closing to execute and deliver to the Purchasers such further documents and instruments and to take all such further actions as the Purchasers reasonably may request in order to convey and transfer the Shares to the Purchasers and to consummate the transactions contemplated by this Agreement.

5. Conditions Precedent to Obligations of the Purchasers

         The Purchasers' obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

         (a) The Related Transactions (as defined in the Original Agreement) and the transactions contemplated by the Original Agreement shall be consummated before or concurrently with the consummation of the transactions contemplated in this Agreement.

         (b) The Company shall have caused to be waived any provisions contained in any employment or severance agreements with Lee H. Stein which provide for the payment, accrual or acceleration of any benefit (other than the accelerated vesting of stock options with respect to no more than 67,708 shares of Common Stock plus 255,319 unvested options under the Company's Compensation Reduction Plan (of a total of 351,064 options thereunder)) to such person as a result of the consummation of the transactions contemplated hereby; provided however that the Company shall have offered Mr. Stein an agreement for provision of consulting services following the Closing Date, which agreement shall provide for monthly consulting fees of no less than $6,500 per month and shall be terminable on no less than two months notice.

         (c) No preliminary or permanent injunction or other binding order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, shall be in effect which shall have the effect of preventing the consummation of the transactions contemplated by this Agreement; provided, however, that the parties hereto shall use their best efforts to seek to obtain the removal of such injunction, order, decree or ruling.

         (d) All representations and warranties of the Company contained in this Agreement shall be true in all material respects at and as of the Closing Date as though made at such time (except where such representations and warranties speak as of an earlier date), and the Company shall have performed and complied in all material respects with all covenants, obligations and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         (e) Stockholders of the Company holding a majority of the outstanding shares of Common Stock shall have approved the issuance and sale of the Shares as provided herein and the Board Composition Requirement shall have been duly established.

         (i) All corporate and other proceedings required to carry out the transactions contemplated by this Agreement and all instruments and other documents relating to such transactions shall be reasonably satisfactory in form and substance to Sullivan & Cromwell, counsel to the Purchasers, and the Purchasers shall have been furnished with such instruments, documents and opinions as such counsel shall have reasonably requested.

6.  Conditions Precedent to Obligations of the Company

         The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

         (a) No preliminary or permanent injunction or other binding order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, shall be in effect which shall have the effect of preventing the consummation of the transactions contemplated by this Agreement; provided, however, that the parties hereto shall use their best efforts to seek to obtain the removal of such injunction, order, decree or ruling.

         (b) All representations and warranties of the Purchasers contained in this Agreement shall be true in all material respects at and as of the Closing Date as though made at such time, and the Purchasers shall have performed and complied in all material respects with all covenants, obligations and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

         (c) Stockholders of the Company holding a majority of the outstanding shares of Common Stock shall have approved the issuance and sale of the Shares as provided herein.

         (d) All corporate and other proceedings required to carry out the transactions contemplated by this Agreement and all instruments and other documents relating to such transactions shall be reasonably satisfactory in form and substance to Wilson Sonsini Goodrich & Rosati, counsel to the Company, and the Company shall have been furnished with such instruments and documents as such counsel shall have reasonably requested.

7. Indemnification

         Each of the Company and each Purchaser (severally but not jointly)(an "Indemnifying Party") covenants and agrees to indemnify and hold the other (the "Indemnified Party") harmless from and against, and to reimburse each Indemnified Party for, any claim for any losses, damages, liabilities or expenses, including reasonable counsel fees (collectively "Damages") incurred by such Indemnified Party by reason of or arising from (i) any misrepresentation or breach of any representation or warranty of such Indemnifying Party contained in this Agreement or in any instrument delivered hereunder or (ii) any failure by such Indemnifying Party to perform any obligation or covenant required to be performed by it under any provision of this Agreement.

         The indemnification obligation hereunder shall not apply to any claim until the aggregate of all such claims against an Indemnifying Party under this Agreement and under Section 7 of the Original Agreement reaches $200,000, in which event such Indemnifying Party's indemnity obligation shall apply to the total amount. The aggregate liability of the Company, on the one hand, and the aggregate liability of the Purchasers, on the other hand, for indemnity hereunder and under Section 7 of the Original Agreement shall not exceed $10,750,000.

8. Termination

         (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing, by mutual consent of the Purchasers and the Company.

         (b) This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Purchasers, acting jointly, or the Company if (i) the transactions contemplated hereby shall not have been consummated by July 15, 1998, or (ii) the approval of the Company's stockholders of the issuance and sale of the Shares shall not have been obtained at the Company's 1998 Annual Meeting of Stockholders or a special meeting duly convened therefor or at any adjournment thereof or (iii) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to the foregoing clause (iii) shall have used all reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (i) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have substantially contributed to the failure to consummate the transactions contemplated hereby by July 15, 1998.

         (c) This Agreement shall terminate upon termination of the Original Agreement.

         (e) In the event of termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to this Section 8, all obligations of the parties hereto shall terminate.

9. Miscellaneous

         (b) Survival. All representations, warranties, covenants and agreements made herein shall survive for two years after the Closing Date and shall continue in full force and effect after delivery of and payment for the Shares. No claim on account of any breach of any representation, warranty, covenant or agreement made herein, or for indemnification in respect thereof, may be asserted unless written notice of such breach has been given to the party against whom such claim is asserted prior to such second anniversary.

         (c) Modification and Waiver. No amendment or modification of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         (d) Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreement or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

         (e) Severability. In case any provision in this Agreement (including the Exhibits and Schedules hereto) shall be invalid, illegal or unenforceable, the validity,


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



legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (f) Notices. All notices, consents or other communications shall be in writing, and shall be deemed to have been duly given and delivered when delivered by hand, or when mailed by registered or certified mail, return receipt requested, postage prepaid, or when received via telecopy, telex or other electronic transmission, in all cases addressed to the party for whom intended at its address set forth below:

         If to the Purchasers:

         At the address set forth on Exhibit A hereto.

         with a copy to:

                Sullivan & Cromwell
                125 Broad Street
                New York, New York 10004
                Telephone :  (212) 558-3504
                Telecopier:  (212) 558-3588
                Attention :  Stephen A. Grant, Esq.

         If to the Company:

                First Virtual Holdings Incorporated
                11975 El Camino Real
                Suite 300
                San Diego, California  92130
                Telephone :  (619) 793-2700
                Telecopier:  (619) 793-2950
                Attention :  Keith S. Kendrick
                             President

         with a copy to:

                 Wilson Sonsini Goodrich & Rosati
                 650 Page Mill Road
                 Palo Alto, California  94304
                 Telephone :  (650) 493-9300
                 Telecopier:  (650) 493-6811
                 Attention :  Jeffrey D. Saper, Esq.
                              John T. Sheridan, Esq.

or such other address as a party shall have designated by notice in writing to the other party given in the manner provided by this Section.

         (g) No Implied Rights. Nothing herein express or implied, is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto and their affiliates, any interest, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

         (j) Assignment by Purchasers. Each of the Purchasers may assign its right to purchase up to 50% of the Shares to be purchased pursuant to this Agreement to one or more third parties, provided that such third parties are reasonably acceptable to the Company, and provided further that such third parties shall have executed and delivered to the Company a statement acknowledging assumption of the Purchaser's obligations with respect to such shares under this Agreement and containing representations and warranties substantially similar to those set forth in Section 3 hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                  FIRST VIRTUAL HOLDINGS
                                  INCORPORATED


                                  By: /s/ Keith S. Kendrick
                                     -----------------------------
                                  Name:  Keith S. Kendrick
                                  Title: President


                                  SOFTBANK TECHNOLOGY
                                  VENTURES IV L.P.

                                  By: Its General Partner


                                  STV IV LLC


                                  By: /s/ Bradley Feld
                                     ------------------------------
                                     Name:  Bradley Feld
                                     Title: Managing Director



                                  SOFTBANK HOLDINGS INC.


                                  By: /s/ Ronald D. Fisher
                                     ------------------------------
                                     Name:  Ronald D. Fisher
                                     Title: Vice Chairman

                                                                     EXHIBIT A

                             SCHEDULE OF PURCHASERS



                                              NUMBER OF SHARES OF COMMON STOCK
NAME                                                     PURCHASED


Softbank Holdings Inc.                                    312,500
10 Langley Road, Suite 403
Newton Center Massachusetts  02169
Facsimile No.: (617) 928-9301
Attention: Ronald Fisher, Vice Chairman

SOFTBANK TECHNOLOGY VENTURES IV L.P.                      312,500
10 LANGLEY ROAD, SUITE 403
NEWTON CENTER MASSACHUSETTS  02169
FACSIMILE NO.: (617) 928-9301
ATTENTION: BRADLEY FELD, MANAGING DIRECTOR

TOTAL                                                     625,000



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